SECURITIES AND
                           EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934

            Date of Report (Date of earliest event reported):
                              July 31, 1995

                              PAYCHEX, INC.
         (Exact name of Registrant as specified in its charter)


Delaware                        0-11330                 16-1123166
__________________________________________________________________________
(State or other                 (Commission             I.R.S. Employer
jurisdiction                    File No.)               Identification
of incorporation)                                       No.)



911 Panorama Trail South           Rochester, New York             14625
__________________________________________________________________________
                 (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (716)385-6666



                                   N/A
__________________________________________________________________________
     (Former name or former address, if changed, since last report)

ITEM 5.  OTHER EVENTS

On June 15, 1995, Paychex, Inc. merged with Pay-Fone Systems, Inc. in a business combination accounted for as a pooling of interests. The stockholders of Pay-Fone Systems, Inc. received approximately 357,000 shares of Paychex, Inc. common stock. In accordance with the merger agreement, Paychex, Inc. agreed to publish combined financial information by August 29, 1995.

Consolidated revenue, net income and earnings per share for the two month period ended July 31, 1995 were $47,525,000, $7,224,000 and $.16, respectively. This period represents the first eight weeks of revenue and expenses of the thirteen week first quarter ending August 31, 1995.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 1995

                        PAYCHEX, INC.

                        By:  /s/ G. Thomas Clark
                            _____________________________________
                              G. Thomas Clark, Vice President
                                        of Finance